Exhibit 10.22

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

FEASIBILITY STUDY AGREEMENT

BETWEEN:

ABT INNOVATIONS INC., a company incorporated under the British Columbia Corporations Act and having its administrative offices at 200-931 Fort Street, Victoria, B.C. VBV 3K3 (“ABT”), Attention: Dr. Robert E. W. Hancock (“Provider Scientist”), Telephone: __________, E-mail: __________

(together, ABT and Provider Scientist will be known as the “Provider”)

AND:

BOHAI BIOMEDICAL TECHNOLOGY DEVELOPMENT CO., LTD. (“Recipient Company”), a corporation incorporated under the laws of China and having an office at No. 86, Xueyuan Rd., Shijiazhuang High-Tech Zone, Shijiazhuang City, Hebei Province, China on behalf of Dr. Jinxu Wang (“Recipient Scientist”); e-mail: __________

(together, Recipient Institution and the Recipient Scientist will be known as the “Recipient”)

WHEREAS:

Provider wishes to provide Recipient, and Recipient wishes to obtain on terms and conditions set out in this Agreement from Provider, certain proprietary information and biological materials to enable a feasibility study of the potential of Provider’s peptides as a component of an oral anti-bacterial biofilm agent.

THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS.

1.1 In this Agreement, the following words have the following definitions:

(a) “Commercial Purposes” means the sale, lease, license or other exploitation of the Material, Information or Modifications to a person for profit, including, but not limited to, use of the Material, Information or Modifications by Recipient or any individual or organization to perform contract research, to screen compound libraries, to produce or manufacture products for general sale, or to conduct research activities that result in any sale, lease, license or other exploitation of the Material, Information or Modifications to any individual or organization for profit. For greater certainty, academic research sponsored by government or industry does not fall within the definition of “commercial purposes” unless the sponsor retains rights, title or interests in and to the Material, Information or Modifications; or unless the research activities result in any sale, lease, license or other exploitation of the Material, Information or Modifications to any individual or organization for profit.

(b) “Information” means any and all information, know-how, techniques or practices that Provider discloses to Recipient in writing and identified as CONFIDENTIAL at the time of disclosure relating to the Material or its use and includes all research, data, specifications, plans, drawings, prototypes, recordings, instructions, manuals, papers or other materials so disclosed, but excludes any Information that:

(i)	was already in the possession of Recipient and evidenced by written documents existing prior to the date of disclosure of the Information by Provider to Recipient;
(ii)	is publicly known at the time of the disclosure or later becomes publicly known other than through a breach of this Agreement by Recipient;
(iii)	is required to be disclosed under applicable laws, regulations or orders of any governmental authority;
(iv)	is furnished by Provider to others without restrictions on its use or disclosure;
(v)	is subsequently disclosed to the Recipient by a third party who Recipient has no reason to believe is under confidentiality obligations to Provider; or
(vi)	is independently developed by Recipient without use of the Information.

Oral or visual disclosure of any Information will be reduced to writing within 30 days.

(c) “Material” means the Original Material, any Conservative Modifications or Unmodified Derivatives.

(d) “Modifications” means substances created by Recipient, which contain or incorporate any form of the Material (including Original Material or Unmodified Derivatives or Conservative modifications exchanging an amino acid for another with similar properties, with or without the addition of Formulations or Additives).

(e) “Original Material” means the proprietary cationic peptides being transferred to Recipient as registered in Schedule “A” of this Agreement, to be amended from time to time through mutual agreement between parties.

(f) “Conservative modifications” means any peptide created by exchanging any single amino acid in the peptide for one with similar properties, e.g. Basic (Histidine, Lysine, Arginine); Aromatic (Phenylalanine, Tryptophan Tyrosine,); Aliphatic (Glycine, Alanine, Valine, Leucine, lsoleucine). Also included are chemically modified derivatives of the original peptide, enantiomers, and N or C terminal extensions or chemical substitutions as well as any derivative that is 90% similar in sequence to original peptide sequence.

(g) “Feasibility Study” means the research described in Schedule “A” of this Agreement.

(h) “Unmodified Derivatives” means substances created by Recipient, which constitute an unmodified functional subunit or product expressed by the Original Material (for example, subclones of unmodified cell lines, purified or fractionated subsets of the original material, proteins expressed by DNA/RNA supplied by Provider, or monoclonal antibodies secreted by a hybridoma cell line).

2. LICENSE OF MATERIAL & INFORMATION.

Subject to the terms and conditions of this Agreement, Provider hereby grants to Recipient a non-transferable non-exclusive license to use the Material and Information only for research purposes as set out in the Feasibility Study, for a period commencing on the date authorized Provider signs this Agreement and ending 6 months thereafter unless terminated earlier or as may be extended by the parties in writing in accordance with this Agreement.

3. OVERSIGHT; RESTRICTIONS ON USE.

3.1 Recipient and Provider will establish a joint working group with an equal number of representatives from each party to:

(a)	Provide advice and oversight for the project;
(b)	Contribute to the Feasibility Study design; (c} Oversee the Feasibility Study; and
(d)	Collect the data and report the findings of the Feasibility Study to the parties.

3.2 Notwithstanding the foregoing, the Recipient will not, without the written consent of the Provider:

(a)	make Modifications of the Material without the express written consent of the Provider;
(b)	use the Material or Modification in human subjects, whether in clinical trials or otherwise and whether for therapeutic, preventive, diagnostic or other purposes;
(c)	use the Material, Modifications or Information in Feasibility or Research Studies that grant sublicense, ownership or other proprietary rights in the Material, Modifications or Information to a third party;
(d)	provide or make available to anyone outside of Recipient’s direct supervision, or to any third party for any purpose whatsoever the Material, Information or Modifications without the prior written consent of Provider whose consent may be withheld at its sole discretion; or
(e)	use any Modifications or Inventions for Commercial Purposes.

3.3 Recipient agrees to fully indemnify and hold Provider harmless from all damages (both direct and indirect), liabilities, lost profits, costs and claims suffered by Provider as a result of any breach by Recipient of Section 3.2 above.

4. OWNERSHIP, PROGRESS REPORTS & INVENTIONS.

4.1 Provider retains all rights, title and interest in and to the Material and Information. Material and Information may be subject to patent protection. Subject to compliance with Section 3.2 above, in the event that the Feasibility Study results in the creation of any Modifications (other than Conservative Modifications, which are considered Materials under this Agreement), the parties will be deemed to jointly own all rights, title and interest in and to such Modifications.

4.2 Recipient will provide to Provider a written report on the progress of the Feasibility Study at the end of each quarter during the term of this Agreement and, at the end of the Feasibility Study, a copy of all data obtained in connection with the Feasibility Study. The Recipient hereby irrevocably grants Provider an irrevocable, royalty-free, worldwide license to use such data for any research or business purposes.

4.3 Nothing in this Agreement grants any rights under any patents or in any know-how of Provider nor any rights to use the Materials or Information for profit-making or Commercial Purposes such as, but not limited to production, sale, screening or drug design.

4.4 Upon successful completion of the Feasibility Study, Recipient will have the option to negotiate a commercial license with the Provider for the Material pursuant to an exclusive license or joint venture for distribution and sales rights in the territory of China.

5. DISCLAIMER OF WARRANTIES.

The Material and Information are being provided by Provider to Recipient on an “AS IS” basis and the Material is understood to be experimental in nature. Any use of the Material or Information by Recipient will be at the sole risk and liability of Recipient, whether or not Provider has consented or acquiesced to such use. PROVIDER MAKES NO REPRESENTATION OR WARRANTY, WHETHER EXPRESSED OR IMPLIED, WITH RESPECT TO THE MATERIAL AND INFORMATION, INCLUDING ANY REPRESENTATION OR WARRANTY AS TO THE DURABILITY, STORAGE, DISPOSAL, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TO THE NON INFRINGEMENT OF THE MATERIAL AND INFORMATION ON THE PROPRIETARY RIGHTS OF A THIRD PARTY. ALSO, PROVIDER WILL NOT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS ARISING OUT OF OR RELATED TO THE FOREGOING EVEN IF PROVIDER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

6. REGULATION.

Both parties will abide by all applicable laws and regulations with regards to the use and transfer of the Material.

7. LIABILITY.

Recipient assumes all liability for damages, which may arise from its use, storage or disposition of the Material. Provider will not be liable to Recipient for any loss, claim or demand made by Recipient, or made against Recipient by any other party, due to arising from the use of the Material by Recipient, except to the extent permitted by law when caused by the gross negligence or willful misconduct of Provider.

8. CONFIDENTIALITY.

Subject to Article 1 O (Publication), during the term of this Agreement and for a period of 3 years after the termination of this Agreement, Recipient will use reasonable efforts to maintain the confidentiality of the Material and Information (whether or not owned or developed by Provider or disclosed to Provider by a third party whose material or information Provider is obligated to treat as confidential or proprietary) and to prevent any unauthorized access, reproduction, disclosure and/or use of the Material and Information. Without limiting the foregoing, Provider may issue a press release related to this Agreement.

9. PUBLICATION

If Recipient wishes to present or publish results of research conducted using the Material or Information, Recipient will submit a copy of the proposed presentation or publication to Provider at least 30 days in advance of the presentation or publication submission date to allow Provider time to review and identify any disclosure of its confidential or proprietary information. If Provider responds within the 30 day period and identifies its Information, Recipient shall remove such Information before publication or presentation. If Provider responds to Recipient within the 30 day period and identifies patentable subject matter for which Provider desires to have patent applications filed, Recipient shall delay publication for a maximum of 60 days from date of original disclosure to allow Provider an opportunity to file the required patent applications. The parties agree that any publication made pursuant to this agreement shall be made in accordance with the custom of scientific research and shall acknowledge the contribution of the parties’ scientists, as appropriate.

10. TERMINATION.

11.1 This Agreement may be terminated immediately upon the occurrence of any one of the following events:

(a)	Recipient notifies Provider in writing that the Feasibility Study has been completed or terminated;
(b)	Recipient becomes bankrupt or insolvent or a receiver is appointed to take possession of Recipient’s business or property or Recipient has assigned its interest to creditors;
(c)	Recipient commits a breach of Article 3 (Restriction on Use), 9 (Confidentiality) or 10 (Publication);
(d)	Recipient terminates the non-exclusive license granted to Provider under Article 5; or
(e)	giving of at least 30 days written notice by one party to the other of its intention to terminate this Agreement in the absence of a breach of any of the provisions of this Agreement.

11.2 Articles 3, 5, 6, 8, 9, 10 and 12 will survive the expiration or earlier termination of this Agreement.

11. RETURN, DESTRUCTION or CONTINUED USE OF MATERIAL & INFORMATION.

On the expiration or earlier termination of this Agreement, Recipient will, on the written direction of Provider, return or destroy the Material and Information. However, at the request of Recipient, Provider may extend the term of this Agreement with respect to provisions governing Modifications so that Recipient can continue to use the Material contained or incorporated in the Modifications. Upon request, Recipient will send Provider samples of Modifications.

12. NOTICES.

All payments, reports and notices or other communication required or desired to be given or delivered under this Agreement will be given in writing and delivered by person, by registered mail, or by fax, addressed to the party at its address first set out above or such other address as the party otherwise advise in writing. Any notice personally delivered or sent by fax will be deemed to have been given or received at the time of delivery or transmission. Any notice mailed will be deemed to have been received on the expiration of 5 business days after it is posted, provided that if, at the time of mailing or between the time of mailing and actual receipt, there is a postal strike, slow down or labour dispute which might affect the delivery of the notice, then the notice will only be effective if actually delivered or faxed.

13. ASSIGNMENT.

Recipient will not assign this Agreement, in whole or in part, without the prior written consent of Provider, whose consent may not be unreasonably withheld.

14. GOVERNING LAW.

This Agreement will be governed by and construed under the laws of British Columbia and the applicable laws of Canada without reference to conflict of laws. Nothing in the foregoing sentence will prevent Provider from applying to any court of competent jurisdiction for injunctive relief for any actual or threatened breach of confidentiality obligations by Recipient.

15. GENERAL.

16.1 If any provision of this Agreement is deemed to be invalid or unenforceable, such provision or provisions will be deemed modified retroactively to the extent necessary to render the same valid or enforceable, or if such modification is not possible, the remaining terms and provisions of this Agreement will be construed and enforced as if the invalid or unenforceable provision or provisions did not exist.

16.2 The headings of the sections of this Agreement are inserted for convenience only and do not in any way limit or amplify the provisions of this Agreement.

16.3 No provision of this Agreement will be deemed waived or any breach excused, unless such waiver or consent excusing the breach is in writing signed by the party giving the waiver or consent. A waiver of a provision of this Agreement will not be construed to be a waiver of a subsequent breach of the same provision.

16.4 This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior proposals, negotiations, agreements, understandings, representations and warranties of any form or nature, whether oral or written, and whether express or implied, which may have been entered into between the parties relating to its subject matter.

16.5 This Agreement may be executed in counterpart by the Parties, either through original copies or by facsimile or electronically each of which will be deemed an original and all of which will constitute the same instrument.

16.6 In this Agreement, unless the contrary intention appears, “days” means calendar days.

In signing this Agreement, the signatories confirm that they have the authority of their respective organizations to enter into the obligations of the Agreement.

In signing this Agreement, the signatories confirm that they have the authority of their respective organizations to enter into the obligations of the Agreement.

[Execution page follows]

SIGNED BY THE PARTIES AS AN AGREEMENT and effective as of the date of the last signature.

ABT INNOVATIONS INC.		BOHAI BIOMEDICAL TECHNOLOGY DEVELOPMENT CO., LTD.

Signature:	__________________	Signature:	__________________
Name:		Name:	Jihong Guan

Title:	CEO	Title:	Director

Date:	Oct. 3, 2022	Date:	2022/09/29

The scientists of the respective organizations hereby acknowledge that they have read and will comply with the terms of this Agreement.

PROVIDER SCIENTIST		RECIPIENT SCIENTIST

Signature:		Signature:	__________________
Name:	Robert E. Hancock	Name:	Dr. Jinxu Wang

Date:		Date:	2022/09/29

Schedule “A”

Description of Original Material and Feasibility Study

1. Original Material

Please provide a detailed description of the Original Material, which Provider will be providing to Recipient.

The following peptides that are being transferred are proprietary technologies of Provider

Material: [ DJK-5]

2. Feasibility Study

Please describe the Feasibility Study in detail:

The research interest of Recipient with the Material is as followings:

The peptide will be tested in different biofilm oral rinse models e.g. as anti-biofilm surface additive or biofilm killing agent.

3. Shipping Address

Attn: Dr. Jinxu Wang

BOHAI BIOMEDICAL TECHNOLOGY

DEVELOPMENT CO., LTD.

[insert address]

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